INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. ANNOUNCES SECOND QUARTER 2019 RESULTS AND RESCHEDULES EARNINGS CONFERENCE CALL

Indianapolis, IN - August 8, 2019 - Infrastructure and Energy Alternatives, Inc. (NASDAQ: IEA) (“IEA” or the “Company”), a leading infrastructure construction company with specialized energy and heavy civil expertise, today announced that it is postponing its earnings call until Tuesday August 13, 2019. The purpose of the delay is to give the Company time to complete and disclose significant initiatives currently being undertaken by the Company. In the interim, the Company is providing the following second quarter highlights.

Conference Call

IEA is postponing its previously scheduled conference call for today, Thursday, August 8, 2019, and instead expects to hold the conference call to discuss its second quarter 2019 results on Tuesday, August 13, 2019 at 5:00 p.m. EST. To join the conference call, please dial (877) 407-0784 (domestic) or (201) 689-8560 (international) and ask for the Infrastructure and Energy Alternatives’ Second Quarter 2019 Conference Call. To listen via the Internet, please visit the investor section of the Company’s website at www.iea.net at least 15 minutes prior to the start of the call to download and install any necessary audio software. The conference call webcast will also be archived on the Company’s website for thirty days or by dialing 844-512-2921 and providing the replay pin number: 13692695.

Second Quarter Highlights

•	Awarded $491 million of new contracts, including projects across all segments

•	Backlog increased from $2.2 billion at March 31, 2019 to $2.6 billion at June 30, 2019

•	Revenue increased 88% year-over-year to $328.0 million

•
Gross margin was 9.6%, compared to the 9.7% gross margin in the second quarter of 2018. Gross margin would have been 10.0% for the second quarter of 2019, excluding the impact of substantially completed 2018 weather-impacted projects

•
Successfully completed a $50 million capital raise of newly designated Series B Preferred Stock and warrants to purchase common stock, and a $5 million sale and leaseback transaction, using the proceeds to reduce borrowings under the credit facility and improve liquidity

•	Expect to achieve the higher-end of full-year 2019 revenue guidance range of $1.0 billion to $1.2 billion

•	Reiterate full-year 2019 Adjusted EBITDA guidance of $90 to $110 million

Backlog

Backlog as of June 30, 2019 totaled $2.6 billion, up from $2.2 billion at the end of the first quarter of 2019.

We define “backlog” as the amount of revenue we expect to realize from the uncompleted portions of existing construction contracts, including new contracts under which work has not begun and awarded contracts for which the definitive project documentation is being prepared, as well as the impact of change orders and renewal options.

2019 Outlook

The Company remains confident that with its existing backlog, growing pipeline of opportunities and continued strength across all of its end markets, it can confirm the guidance that was provided on the year-end and first quarter earnings conference call.

For the full year 2019, we anticipate revenues in the range of $1.0 billion to $1.2 billion and Adjusted EBITDA to be in the range of $90 million to $110 million. For a reconciliation of Adjusted EBITDA and discussion of further adjustments for cost savings and synergies, please see the appendix to this release.

Form 10-Q

On Friday, August 9, 2019, the Company anticipates filing a Form 12b-25 relating to its second Quarter 2019 Form 10-Q. This 12b-25 filing will grant the Company an additional five days to file its Form 10-Q for the second quarter of 2019 and still be deemed to have been a timely filer. The purpose of the delay is to give the Company time to complete and disclose significant initiatives currently being undertaken by the Company. The Company anticipates filing its Form 10-Q for the second quarter on Tuesday, August 13, 2019.

About IEA

Infrastructure and Energy Alternatives, Inc. (IEA) is a leading infrastructure construction company with specialized energy and heavy civil expertise. Headquartered in Indianapolis, Indiana, with operations throughout the country, IEA’s service offering spans the entire construction process. The Company offers a full spectrum of delivery models including full engineering, procurement, and construction, turnkey, design-build, balance of plant, and subcontracting services. IEA is one of three Tier 1 wind energy contractors in the United States and has completed more than 200 wind and solar projects across North America. In the heavy civil space, IEA offers a number of specialty services including environmental remediation, industrial maintenance, specialty transportation infrastructure and other site development for public and private projects. For more information, please visit IEA’s website at www.iea.net or follow IEA on Facebook, LinkedIn and Twitter for the latest company news and events.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this press release, regarding expectations for future financial performance, business strategies, expectations for our business, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. These forward-looking statements are based on information available as of the date of this release and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	availability of commercially reasonable and accessible sources of liquidity and bonding;

•	our ability to generate cash flow and liquidity to fund operations;

•	the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;

•	our ability to identify acquisition candidates, integrate acquired businesses and realize upon the expected benefits of the acquisition of CCS and William Charles;

•	consumer demand;

•	our ability to grow and manage growth profitably;

•	the possibility that we may be adversely affected by economic, business, and/or competitive factors;

•	market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;

•
our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects;

•
the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;

•	the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;

•	customer disputes related to the performance of services;

•	disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;

•	our ability to replace non-recurring projects with new projects;

•	the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;

•	the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;

•	fluctuations in maintenance, materials, labor and other costs;

•	our beliefs regarding the state of the renewable wind energy market generally; and

•	the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2018, and in our quarterly reports, other public filings and press releases.

We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact

Andrew Layman	Financial Profiles, Inc.
Chief Financial Officer	Larry Clark, Senior Vice President
Andrew.Layman@iea.net	lclark@finprofiles.com
765-828-2580	310-622-8223

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
Condensed Consolidated Statement of Operations
($ in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$327,961	$174,073	$518,771	$224,208
Cost of revenue	296,539	157,274	480,576	210,494
Gross profit	31,422	16,799	38,195	13,714

Selling, general and administrative expenses	25,878	9,198	53,632	26,158
Income (loss) from operations	5,544	7,601	(15,437)	(12,444)

Other income (expense), net:
Interest expense, net	(11,496)	(1,530)	(21,863)	(2,381)
Other income (expense) (1)	18,272	22	18,102	11
Income (loss) before benefit for income taxes	12,320	6,093	(19,198)	(14,814)

Benefit (provision) for income taxes	(6,112)	(1,178)	2,517	2,337

Net income (loss)	$6,208	$4,915	$(16,681)	$(12,477)

Net income (loss) per common share - basic (1)	(0.61)	0.20	(1.66)	(0.60)
Net income (loss) per common share - diluted (1)	(0.61)	0.19	(1.66)	(0.60)
Weighted average shares - basic	22,252,489	21,577,650	22,220,799	21,577,650
Weighted average shares - diluted	22,252,489	25,392,159	22,220,799	21,577,650

(1)
Other income (expense) includes a $18.8 million gain which is a mark-to market adjustment that is required to be excluded from the numerator of earnings per share which results in a net loss for the earnings per share calculation.

Non-U.S. GAAP Financial Measures

We define EBITDA as net income (loss), determined in accordance with GAAP, for the period presented, before depreciation and amortization, interest expense and provision (benefit) for income taxes. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization, interest expense, provision (benefit) for income taxes, restructuring expenses, acquisition or disposition related expenses, non-cash stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that we believe are not representative of our core business or future operating performance.

Adjusted EBITDA is a supplemental non-GAAP financial measure and, when considered along with other performance measures, is a useful measure as it reflects certain drivers of the business, such as revenue growth and operating costs. We believe Adjusted EBITDA can be useful in providing an understanding of the underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not consider certain requirements, such as capital expenditures and depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

The following table outlines the reconciliation from net income (loss) to Adjusted EBITDA for the periods indicated:

	Three Months Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss)	$6,208	$4,915	$(16,681)	$(12,477)
Interest expense, net	11,496	1,530	21,863	2,381
Provision (benefit) for income taxes	6,112	1,178	(2,517)	(2,337)
Depreciation and amortization	11,784	2,005	23,801	3,977
EBITDA	35,600	9,628	26,466	(8,456)
Diversification SG&A (1)	—	798	—	1,985
Credit support fees (2)	—	—	—	231
Consulting fees & expenses (3)	—	202	—	361
Non-cash stock compensation expense (4)	722	—	1,761	—
Transaction costs (5)	—	752	—	8,372
Merger and acquisition costs (6)	—	688	—	688
Acquisition integration costs (7)	3,084	—	6,598	—
Settlement of customer project dispute (8)	—	3,413	—	8,500
Contingent consideration fair value adjustment (9)	(18,835)	—	(18,835)	—
Adjusted EBITDA	$20,571	$15,481	$15,990	$11,681
Pro forma adjustment for 2018 acquisitions	—	14,193	—	17,217
Adjusted Pro forma EBITDA	$20,571	$29,674	$15,990	$28,898

(1)
Diversification selling, general and administrative reflects the costs, including recruiting, compensation and benefits for additional personnel, associated with IEA beginning to expand into electrical transmission work and corresponding services, which were historically subcontracted to third parties. These costs currently did not have corresponding revenue in fiscal year 2018.

(2)	Credit support fees reflect payments to Oaktree for its guarantee of certain borrowings, which guarantees did not continue post-combination.

(3)	Consulting fees and expenses represents consulting and professional fees and expenses in connection with the merger with MIII Acquisition Corp.

(4)	Non-cash stock compensation expenses.

(5)
Transaction costs include legal, consulting, filing and other costs associated with the acquisition of IEA Energy Services by MIII Acquisition Corp. and the subsequent public listing of IEA securities on the NASDAQ stock exchange.

(6)	Merger and acquisition costs include legal, consulting, travel, personnel and other costs associated with acquisition activity.

(7)	Acquisition integration costs include legal, consulting, personnel and other costs associated with integration activity.

(8)
Settlement of customer project dispute-related to a dispute regarding the costs to be incurred to complete a project and the loss of revenue related to unbilled change orders. The three months ended June 30, 2019 and 2018, regarding the costs to finish the project were $0.0 and $3.4 million, respectively and $0.0 and $8.5 million for the six months ended June 30, 2019 and 2018, respectively. The add back reflects the associated negative impact to gross margin. While IEA believed it had a strong legal position to support the charges, management determined that it was in the best interests of the Company to settle the dispute, retain the important customer relationship and secure the award of an additional Wind energy project with the customer, which will be built in 2018.

(9)
Reflects a $18.8 million adjustment to the fair value of its contingent consideration incurred in connection with the acquisition of IEA Energy Services by MIII Acquisition Corp. and the subsequent public listing of IEA securities on the NASDAQ stock exchange. The adjustment was based on the significant decrease in stock price of $8.61 at December 31, 2018 compared to $2.04 at June 30, 2019.

The following table outlines the reconciliation from estimated net income (loss) to estimated Adjusted EBITDA for December 31, 2019:

	For the year ended
(in thousands)	December 31, 2019
	Low	High
Net income (loss)	$3,400	$8,400
Interest expense, net	48,300	54,100
Depreciation and amortization	49,000	55,100
Provision (benefit) for income taxes	(2,000)	(1,000)
EBITDA	98,700	116,600
Non-cash stock compensation expense (1)	4,000	4,400
Acquisition integration costs (2)	6,100	7,800
Contingent consideration fair value adjustment (3)	(18,800)	(18,800)
Adjusted EBITDA	$90,000	$110,000

(1)	Non-cash stock compensation expenses.

(2)	Acquisition Integration costs include legal, consulting, personnel and other costs associated with integration activity.

(3)
Reflects an adjustment to the fair value of its contingent consideration incurred in connection with the acquisition of IEA Energy Services by MIII Acquisition Corp. and the subsequent public listing of IEA securities on the NASDAQ stock exchange. The adjustment was based on the significant decrease in the Company's stock price of $8.61 at December 31, 2018 compared to $2.04 at June 30, 2019. The $18.8 million gain is a mark-to market adjustment that is required to be excluded from the numerator of earnings per share which results in a net loss for the earnings per share calculation.

The following tables outline the impact for the three and six months ended June 30, 2019 related to completing the 2018 weather-impacted projects:

	Three months ended
(in thousands)	June 30, 2019
	As reported	2018 Weather Impacted Projects	ex. 2018 Weather Impacted Projects
Revenue	$327,961	$11,000	$316,961
Cost of Revenue	296,539	11,300	285,239
Gross Profit	31,422	(300)	31,722

% Gross Margin	9.6%	(2.7)%	10.0%

	Six months ended
(in thousands)	June 30, 2019
	As reported	2018 Weather Impacted Projects	ex. 2018 Weather Impacted Projects
Revenue	$518,771	$54,863	$463,908
Cost of Revenue	480,576	54,790	425,786
Gross Profit	38,195	73	38,122

% Gross Margin	7.4%	0.1%	8.2%